CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,384,000	$160.82

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated April 13, 2015 (To the Prospectus dated July 19, 2013, the Prospectus Addendum dated February 3, 2015 and the Prospectus Supplement dated July 19, 2013)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-190038

$1,384,000 Notes due April 13, 2022 Linked to the Performance of a Basket of American Depositary Shares Global Medium-Term Notes, Series A

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	April 13, 2015

Issue Date:	April 16, 2015

Final Valuation Date:	April 8, 2022*

Maturity Date:	April 13, 2022*

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Reference Asset:	An equally-weighted basket comprised of the following American Depositary Shares (each a “Basket Component” and collectively the “Basket Components”):

American Depositary Shares Representing Ordinary Shares of:	Bloomberg Professional® Service Page	Initial Price
AstraZeneca PLC	AZN UN <Equity>	$69.91
Baidu, Inc.	BIDU UW <Equity>	$214.79
BP p.l.c.	BP UN <Equity>	$41.54
GlaxoSmithKline plc	GSK UN <Equity>	$48.23
HSBC Holdings plc	HSBC UN <Equity>	$44.69
SAP SE	SAP UN <Equity>	$73.18
Sanofi	SNY UN <Equity>	$52.35
Deutsche Bank AG	DB UN <Equity>	$35.16

Coupon Payment:	The Coupon Payment per $1,000 principal amount Note payable on a Coupon Payment Date will equal $1,000 multiplied by the Coupon Rate for the related Coupon Determination Date.

Coupon Rate:	The Coupon Rate for each Coupon Payment Date will be equal to the arithmetic average of the Stock Performances of the Basket Components on the applicable Coupon Determination Date, provided that the Coupon Rate will not be less than the Minimum Coupon Percentage.

Payment at Maturity:

If you hold your Notes to maturity, you will receive a payment at maturity of $1,000 per $1,000 principal amount Note that you hold (plus the final Coupon Payment if one is payable in respect of the final Coupon Determination Date).

Any payment on the Notes, including any Coupon Payments and the payment maturity, is not guaranteed by any third party and is subject to both the creditworthiness or the Issuer and to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (or any other resolution measure) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Notes. See “Consent to U.K. Bail-in Powers” and “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying prospectus addendum for more information.

Consent to U.K. Bail-in Power:	By acquiring the Notes, you acknowledge, agree to be bound by, and consent to the exercise of, any U.K. Bail-in Power. See “Consent to U.K. Bail-in Powers” on page PS-4 of this pricing supplement.

[Terms of the Notes Continue on the Next Page]

	Initial Issue Price(1)(2)	Price to Public(1)(2)	Agent’s Commission(3)	Proceeds to Barclays Bank PLC(3)
Per Note	$1,000	100%	0.80%	99.20%
Total	$1,384,000	$1,384,000	$11,072	$1,372,928

(1)	Because dealers who purchase the Notes for sale to certain fee-based advisory accounts may forego some or all selling concessions, fees or commissions, the public offering price for investors purchasing the Notes in such fee-based advisory accounts may be between $992.00 and $1,000 per Note. Investors that hold their Notes in fee-based advisory or trust accounts may be charged fees by the investment advisor or manager of such account based on the amount of assets held in those accounts, including the Notes.
(2)	Our estimated value of the Notes on the Final Valuation Date, based on our internal pricing models, is $929.20 per Note. The estimated value is less than the initial issue price of the Notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PS-4 of this pricing supplement.
(3)	Barclays Capital Inc. will receive commissions from the Issuer equal to 0.80% of the principal amount of the notes, or $8.00 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees (including custodial or clearing fees) to other dealers.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and on page PA-1 of the prospectus addendum and “Selected Risk Considerations” beginning on page PS-10 of this pricing supplement.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Terms of the Notes, continued

Stock Return:	With respect to each Basket Component on any Coupon Determination Date, a percentage equal to: Final Price – Initial Price Initial Price

Stock Performance:

The Stock Performance for a Basket Component on any Coupon Determination Date will be:

•       If the Stock Return on such day is greater than or equal to 0%, the Return Cap

•       if the Stock Return on such day is less than 0% but is greater than the Return Floor, the Stock Return

•       if the Stock Return on such day is less than or equal to the Return Floor, the Return Floor

Return Cap:	9.60%

Return Floor:	-10.00%

Minimum Coupon Percentage:	0.00%

Coupon Determination Dates*:	April 8, 2016, April 10, 2017, April 10, 2018, April 10, 2019, April 8, 2020, April 8, 2021 and the Final Valuation Date.

Coupon Payment Dates:*	With respect to each Coupon Determination Date, the third business day after such Coupon Determination Date, provided that the final Coupon Payment Date will be the Maturity Date.

Initial Price:**	With respect to each Basket Component, the Closing Price of such Basket Component on April 10, 2015, as set forth in the table above.

Final Price:**	With respect to a Basket Component on a Coupon Determination Date, the Closing Price of such Basket Component on such Coupon Determination Date.

Closing Price:	With respect to a Basket Component on any date, the official closing price per share of such Basket Component as displayed on the applicable Bloomberg Professional® service page as set forth in the table above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06741UUF9 / US06741UUF91

*	Subject to postponement, as described under “Selected Purchase Considerations—Market Disruption Events and Adjustments” in this pricing supplement.
**	Subject to adjustment as described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

PS–2

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the prospectus addendum dated February 3, 2015 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and prospectus addendum, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus Supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•	Prospectus Addendum dated February 3, 2015:

http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

PS–3

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Final Valuation Date is based on our internal funding rates. Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Final Valuation Date is less than the initial issue price of the Notes. The difference between the initial issue price of the Notes and our estimated value of the Notes results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

Our estimated value on the Final Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Final Valuation Date for a temporary period expected to be approximately six months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-10 of this pricing supplement.

CONSENT TO U.K. BAIL-IN POWER

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. bail-in power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. banking act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any bail-in power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, or any amounts payable on the notes, including the repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the notes, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the notes. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Notes or receive a different security, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Notes.

By your acquisition of the Notes, you acknowledge, agree to be bound by, and consent to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

PS–4

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE ON YOUR NOTES

Illustrative Calculations of Stock Performance and Coupon Rates

The following example sets forth the methodology used to calculate the Stock Performance of each Basket Component and the Coupon Rate with respect to a hypothetical Coupon Determination Date. The numbers set forth in the following example, which have been rounded for ease of reference, are purely hypothetical and are provided for illustrative purposes only. This example does not take into account any tax consequences from investing in the Notes and makes the following key assumptions:

•	Initial Price for each Basket Component: $100.00*

•	Return Cap: 9.60%

•	Return Floor: -10.00%

•	Minimum Coupon Percentage: 0.00%

*	The hypothetical Initial Price of $100.00 for each Basket Component has been chosen for illustrative purposes only. The actual Initial Price for each Basket Component is as set forth on the cover page of this pricing supplement For information about recent actual prices of each Basket Component, please see “Information Regarding the Basket Components” in this pricing supplement.

Step 1: Based on the Initial Price of each Basket Component and the Final Price on the hypothetical Coupon Determination Date, calculate the Stock Return and the Stock Performance of each Basket Component on the hypothetical Coupon Determination Date.

Basket Component	Initial Price ($)	Final Price on Coupon Determination Date ($)	Stock Return	Stock Performance
AZN	100.00	103.00	3.00%	9.60%
BIDU	100.00	80.00	-20.00%	-10.00%
BP	100.00	125.00	25.00%	9.60%
GSK	100.00	70.00	-30.00%	-10.00%
HSBC	100.00	104.00	4.00%	9.60%
SAP	100.00	96.00	-4.00%	-4.00%
SNY	100.00	110.00	10.00%	9.60%
DB	100.00	130.00	30.00%	9.60%

As shown in the table above:

•	If the Stock Return on the hypothetical Coupon Determination Date is equal to or greater than 0.00%, the Stock Performance will be equal to the Return Cap of 9.60%

•	If the Stock Return is less than 0.00% but greater than the Return Floor, the Stock Performance will be equal to the Stock Return

•	If the Stock Return is less than the Return Floor, the Stock Performance will be equal to the Return Floor.

Step 2: Based on the Stock Performances calculated in the table above, calculate the Coupon Rate applicable to the hypothetical Coupon Determination Date and the Coupon Payment to be made on the related Coupon Payment Date.

The Coupon Rate will be equal to the arithmetic average of the Stock Performances for each Basket Component, as shown in the table above (subject to the Minimum Coupon Percentage of 0.00%). Accordingly, the Coupon Rate for the hypothetical Coupon Determination Date will be equal to 3.00%.

Because the Coupon Rate for the hypothetical Coupon Determination Date is equal to 3.00%, an investor would receive on the related Coupon Payment Date a Coupon Payment per $1,000 principal amount Note equal to $1,000 times 3.00%, or $30.00.

Had the arithmetic average of the Stock Performances for the Basket Components been equal to or less than the Minimum Coupon Percentage of 0.00%, the Coupon Rate for the hypothetical Coupon Payment Date would have been equal to the Minimum Coupon Percentage of 0.00% and the investor would have not received any Coupon Payment on the related Coupon Payment Date.

PS–5

Hypothetical Examples of Amounts Payable Over the Term of the Notes

The following table illustrates the hypothetical total return on the Notes under various circumstances. The hypothetical Coupon Payments appearing in the following examples have been provided for illustrative purposes only. The numbers appearing in the following table and examples have been rounded for ease of analysis. The hypothetical examples below do not take into account any tax consequences from investing in the Notes and make the following key assumptions:

The following examples illustrate the potential total return over the term of the Notes based upon an initial investment of $1,000. These examples assume the Notes are held until the Maturity Date and that no market disruption event has occurred or is continuing on any Coupon Determination Date.

The examples below also make the following assumptions:

•	Return Cap: 9.60%

•	Return Floor: -10.00%

•	Minimum Coupon Percentage: 0.00%

•	Stock Performance of each Basket Component on each Coupon Determination Date as set forth in the following examples

For a more detailed description of how the Stock Performance of each Basket Component will be calculated, please see “Illustrative Calculations of Stock Performance and Coupon Rates” above.

Example 1: The Stock Returns of each Basket Component on each Coupon Determination Date are positive. Accordingly, the Stock Performance of each Basket Component on each Coupon Determination Date is equal to the Return Cap.

Basket Component	Stock Performance on Coupon Determination Date
	First	Second	Third	Fourth	Fifth	Sixth	Seventh
AZN	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
BIDU	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
BP	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
GSK	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
HSBC	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
SAP	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
SNY	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
DB	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
Average of Stock Performances:	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
Coupon Rate:	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%	9.60%
Coupon Payment:	$96.00	$96.00	$96.00	$96.00	$96.00	$96.00	$96.00

In this case, because the Stock Performance on each Coupon Determination Date is equal to the Return Cap, the arithmetic average of the Stock Performances is equal to the Return Cap on each Coupon Determination Date. Accordingly, an investor in the Notes will receive a Coupon Payment of $96.00 per $1,000 principal amount Note on each Coupon Payment Date, calculated as follows:

$1,000 × Return Cap

$1,000 × 9.60% = $96.00

As a result, the Coupon Payments over the term of the Notes are equal to $672.00 per $1,000 principal amount Note, which represents the maximum possible amount of Coupon Payments that may be paid over the term of the Notes.

PS–6

Example 2: On each Coupon Determination Date, the Stock Returns of some Basket Components are positive and some are negative. In some cases, the Stock Returns of one or more Basket Components fell below the Return Floor.

Basket Component	Stock Performance on Coupon Determination Date
	First	Second	Third	Fourth	Fifth	Sixth	Seventh
AZN	-10.00%	9.60%	9.60%	9.60%	9.60%	-5.00%	-1.00%
BIDU	-10.00%	-2.50%	-5.00%	9.60%	9.60%	-3.00%	-3.00%
BP	-10.00%	-1.00%	9.60%	9.60%	9.60%	9.60%	9.60%
GSK	-10.00%	-1.00%	9.60%	9.60%	9.60%	9.60%	9.60%
HSBC	-10.00%	-5.00%	-5.00%	9.60%	9.60%	9.60%	9.60%
SAP	-10.00%	-4.00%	-4.00%	9.60%	9.60%	-5.00%	-2.00%
SNY	-10.00%	-4.50%	-8.00%	9.60%	9.60%	-4.00%	-4.00%
DB	-10.00%	-1.00%	9.60%	9.60%	9.60%	9.60%	9.60%
Average of Stock Performances:	-10.00%	-1.175%	2.05%	9.60%	9.60%	2.675%	3.55%
Coupon Rate:	0.00%	0.00%	2.05%	9.60%	9.60%	2.675%	3.55%
Coupon Payment:	$0.00	$0.00	$20.50	$96.00	$96.00	$26.75	$35.50

In this example, because the arithmetic average of the Stock Performances on the first and second are less than the Minimum Coupon Percentage of 0.00%, the investor does not receive a Coupon Payment on either the first or the second Coupon Payment Date.

On each of the other Coupon Determination Dates, the arithmetic average of the Stock Performances is greater than the Minimum Coupon Percentage, resulting in a Coupon Rate equal to such average. Accordingly, an investor in the Notes receives a Coupon Payment on each related Coupon Payment Date calculated as follows:

•	Third Coupon Payment Date: $1,000 × 2.05%, or $20.50

•	Fourth and Fifth Coupon Payment Dates: $1,000 × 9.60%, or $96.00

•	Sixth Coupon Payment Date: $1,000 × 2.675%, or $26.75

•	Seventh Coupon Payment Date: $1,000 × 3.55%, or $35.50

As a result, the Coupon Payments over the term of the Notes are equal to $274.75 per $1,000 principal amount Note.

Example 2 demonstrates that, even if the Stock Performance of one or more Basket Components on any Coupon Determination Date is positive, such positive Stock Performances may not be sufficient to offset negative Stock Performances of other Basket Components on such Coupon Determination Date. Accordingly, you may not receive a Coupon Payment on any Coupon Payment Date even if the Stock Performance of one or more Basket Components on the related Coupon Determination Date is positive.

Example 3: On each Coupon Determination Date, the Stock Returns of all Basket Components are negative. In some cases, the Stock Returns of one or more Basket Components fell below the Return Floor. In each case, the average of the Stock Performance is negative.

Basket Component	Stock Performance on Coupon Determination Date
	First	Second	Third	Fourth	Fifth	Sixth	Seventh
AZN	-10.00%	-0.50%	-6.00%	-5.00%	-3.00%	-6.00%	-3.00%
BIDU	-10.00%	-10.00%	-4.00%	-2.00%	-1.00%	-1.00%	-10.00%
BP	-10.00%	-1.50%	-2.00%	-1.00%	-2.00%	-5.00%	-2.00%
GSK	-10.00%	-2.00%	-1.00%	-5.00%	-2.00%	-10.00%	-2.00%
HSBC	-10.00%	-5.00%	-1.00%	-10.00%	-1.00%	-5.00%	-10.00%
SAP	-10.00%	-3.00%	-2.00%	-5.00%	-1.00%	-1.00%	-1.00%
SNY	-10.00%	-3.50%	-3.00%	-1.00%	-2.00%	-8.00%	-2.00%
DB	-10.00%	-3.50%	-3.00%	-1.00%	-2.00%	-2.00%	-10.00%
Average of Stock Performances:	-10.00%	-3.625%	-2.75%	-3.75	-1.75%	-4.75%	-5.00%
Coupon Rate:	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Coupon Payment:	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

In this example, because the arithmetic average of the Stock Performances on each Coupon Determination is negative (and, accordingly less than the Minimum Coupon Percentage of 0.00%), the investor does not receive a Coupon Payment on any Coupon Payment Date.

PS–7

Example 3 demonstrates that you may not receive any Coupon Payments during the term of the Notes, in which case you will not earn any positive return on your investment in the Notes.

SELECTED PURCHASE CONSIDERATIONS

•	Reference Asset Business Days and Market Disruption Events—The Coupon Determination Dates (including the Final Valuation Date), the Coupon Payment Dates and the Maturity Date are subject to adjustment in the event that a scheduled Coupon Determination Date is not a Reference Asset Business Day or if a Market Disruption Event occurs on a scheduled Coupon Determination Date.

If a scheduled Coupon Determination Date is not a Reference Asset Business Day, the Coupon Determination Date will be the next following Reference Asset Business Day. If the Calculation Agent determines that a Market Disruption Event occurs with respect to any Basket Component on a scheduled Coupon Determination Date, the relevant Coupon Determination Date will be postponed. If such postponement occurs, the Final Prices of the Basket Components with respect to such Coupon Determination Date shall be determined using the Closing Prices on the first following Reference Asset Business Day on which no Market Disruption Event occurs with respect to any Basket Component. In no event, however, will a Coupon Determination Date be postponed by more than five Reference Asset Business Days. If the Calculation Agent determines that a Market Disruption Event occurs or is continuing in respect of any Basket Component on such fifth day, the Calculation Agent will determine the Closing Price of any Basket Component unaffected by such Market Disruption Event using the Closing Price on such fifth day, and will determine the Closing Price of any Basket Component affected by such Market Disruption Event in the manner set forth under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

If a Coupon Determination Date (other than the final Coupon Determination Date) is postponed, the related Coupon Payment Date will be the third business day following such Coupon Determination Date, as postponed. If the Final Valuation Date is postponed, the Maturity Date will be postponed such that the number of business days from the Final Valuation Date to the Maturity Date remains the same. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five Reference Asset Business Days, as described above.

•	Adjustments to the Basket Components and the Notes—For a description of adjustments that may affect one or more of the Basket Components, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement. For a description of further adjustments that may affect the Notes, please see and “Reference Assets—Equity Securities—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Equity Security” in the accompanying prospectus supplement.

•	Coupon Payments on the Notes—You will have the opportunity to receive a Coupon Payment during each year of the Notes if (and only if) the average of the Stock Performances on the relevant Coupon Determination Date is positive. If the average of the Stock Performances on a Coupon Determination Date is negative, you will not receive a Coupon Payment on the related Coupon Payment Date. If the average of the Stock Performances is negative on each Coupon Determination Date, you will not receive a Coupon Payment on any Coupon Payment Date and you will not earn any positive return on your Notes. You will not receive more than the principal amount of your Notes at maturity (plus the final Coupon Payment, if one is payable in respect of the final Coupon Determination Date).

•	Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement. In addition, this discussion applies to you only if you are an initial purchaser of the Notes; if you are a secondary purchaser of the Notes, the tax consequences to you may be different.

The tax treatment of your Notes depends in part upon whether it is reasonably expected that the interest paid on the Notes during the first half of the Notes’ term will be significantly greater or less than the interest paid on the Notes during the second half of the Notes’ term (“Front or Back Loaded”). We do not expect interest on the Notes to be Front or Back Loaded and we intend to report payments on the Notes in accordance with this position. This determination is made solely for tax purposes based on currently available objective economic information and is not a prediction or guarantee of the timing or amount of the payments on your Notes. In the opinion of our special tax counsel, Sullivan & Cromwell LLP, assuming the Issuer’s position that interest on the Notes is not expected to be Front or Back Loaded is respected, it would be reasonable to treat your Notes as debt instruments subject to the rules applicable to variable rate debt instruments. This opinion assumes that the description of the terms of the Notes in this pricing supplement is materially correct. Except as otherwise noted below under “Alternative Treatments,” the discussion below assumes that the Notes will be treated as variable rate debt instruments.

If your Notes are treated as variable rate debt instruments, you will generally be taxed on interest on the Notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If you sell or exchange your Notes prior to maturity, you should generally recognize gain or loss, which should generally be capital gain or loss except to the extent that such gain or loss is attributable to accrued but unpaid interest. Such capital gain or loss should be treated

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as long-term capital gain or loss to the extent you have held your Notes for more than one year. Because the amount of interest that might be paid with respect to the Notes will not be determined until the Coupon Determination Date, it is not clear how much interest (i) an accrual basis taxpayer should treat as having accrued with respect to the Notes at the close of its taxable year and (ii) a holder that sells a Note on a day other than a Coupon Determination Date should treat as accrued but unpaid interest. You should consult your tax advisor regarding the determination of the accrued interest on your Notes.

Additionally, if you purchase your Notes for an amount that differs from the principal amount of the Notes, you may be subject to special tax rules as described in “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Market Discount and Premium.” These rules are complex and therefore individuals are urged to consult their tax advisors regarding these rules.

Alternative Treatments. Because the application of the variable rate debt instrument rules to the Notes is not entirely clear and because the Internal Revenue Service could disagree with the Issuer’s determination that interest on the Notes is not reasonably expected to be Front or Back Loaded, it is possible that the Internal Revenue Service could assert that the Notes should be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the Notes are treated as contingent payment debt instruments, you generally would be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield and projected payment schedule for the Notes and pay tax accordingly, even though these amounts may exceed the payments that are made annually on the Notes. You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule. In addition, any gain you may recognize on the sale or maturity of the Notes would be taxed as ordinary interest income and any loss you may recognize on the sale or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss. You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

For a further discussion of the contingent payment debt instrument rules, please see the section titled “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Non-U.S. Holders. Barclays currently does not withhold on payments to non-U.S. holders in respect of instruments such as the Notes. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any interest payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding. If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on any interest payments it makes to you if there is any possible characterization of the payments that would not be exempt from withholding under the treaty. Non-U.S. holders will also be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

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SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Asset. These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement and prospectus addendum, including but not limited to the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Characterized as Benefitting From Full Principal Protection”; and

•	“Risk Factors—Under The Terms of the Notes, You Have Agreed To Be Bound By The Exercise of Any U.K. Bail-in Power By The Relevant U.K. Resolution Authority” (in the accompanying prospectus addendum).

In addition to the risks described above, you should consider the following:

•	You May Not Receive Any Coupon Payments on Your Notes—Your only return on the Notes will be limited to the Coupon Payments over the term of the Notes. If the average of the Stock Performances on any Coupon Determination Date is negative (and, accordingly, less than the Minimum Coupon Rate of 0.00%), the Coupon Rate for such Coupon Determination Date will be 0.00% and you will not receive a Coupon Payment on the related Coupon Payment Date. If the average of the Stock Performances is negative on each Coupon Determination Date, you will not receive a Coupon Payment on any Coupon Payment Date during the term of the Notes.

•	Potential Return Limited to the Coupon Payments—The potential return on the Notes is limited to the Coupon Payments, if any, on the Notes. You will not participate in any appreciation in the price of any Basket Component and you will not receive more than the principal amount of your Notes at maturity (plus the final Coupon Payment, if one is payable in respect of the final Coupon Determination Dates) even if the price of any or all of the Basket Components increase from the Initial Valuation Date to the Final Valuation Date. The return at maturity of the principal amount of your Notes, plus any Coupon Payments that you may receive during the term of the Notes, may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

•	Changes in the Prices of the Basket Components May Offset Each Other—The Notes are linked to an equally weighted basket consisting of the eight Basket Components, as set forth on the cover page of this pricing supplement. If the price of one or more Basket Components declines from the Initial Valuation Date to a Coupon Determination Date, the negative performance of any such Basket Component will mitigate, and may completely offset, any positive performance from any of the other Basket Components. As described above, if the average of the Stock Performances on any Coupon Determination Date is negative, the Coupon Rate for such Coupon Determination Date will be equal to 0.00% and you will not receive a Coupon Payment on the related Coupon Payment Date.

•	The Determination of the Coupon Rate for any Coupon Determination Date is Not Based on the Prices of the Basket Components at any Time Other than the Closing Prices of the Basket Components on the Relevant Coupon Determination Date—The Stock Returns (and, accordingly, the Stock Performances and the Coupon Rate) will be based solely on the Closing Prices of the Basket Components on each Coupon Determination Date. Therefore, if the price of one or more Basket Components drops precipitously on any Coupon Determination Date, the Coupon Payment, if any, that you will receive on the relevant Coupon Payment Date may be significantly less than it would otherwise would have been had the Coupon Rate for the relevant Coupon Determination Date been linked to the prices of the Basket Components at any time prior to such drop.

•	Credit of Issuer—The Notes are senior unsecured debt obligations of Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any Coupon Payments and the payment at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority—Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in

PS–10

deciding whether to exercise any Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power which allows for the cancellation of all, or a portion, of any amounts payable on the Notes, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Notes, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Notes. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Notes or receive a different security, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Notes.

•	By your acquisition of the Notes, you acknowledge, agree to be bound by, and consent to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes will not be a default or an Event of Default (as each term is defined in the indenture relating to the Notes) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes. Accordingly, your rights as a holder of the Notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this pricing supplement and the risk factors in the accompanying prospectus addendum for more information

•	The Notes are Subject to Single Equity Risk—The prices of the Basket Components can rise or fall sharply due to factors specific to the Basket Component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Basket Component. We have not undertaken any independent review or due diligence of any Basket Component issuer’s SEC filings or of any other publicly available information regarding any such issuer.

•	The Notes are Subject to Non-U.S. Securities Market Risks—Each Basket Component is issued by a company whose principal place of business is located outside of the United States. Investments in securities linked to the value of non-U.S. securities involve risks associated with the securities markets in those countries. In particular, securities issued by foreign companies in foreign securities markets may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the financial products linked to such securities, which may have an adverse effect on the Notes.

•	The Notes are Subject to Currency Exchange Rate Risk—Because each Basket Component is an American Depositary Share that is denominated in dollars and represents equity securities denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of each Basket Component. The exchange rate between the U.S. dollar and the currency in which the underlying ordinary shares of the relevant Basket Component issuer is denominated may be affected by many factors that interrelate in complex and unpredictable ways. Any such factors may have a negative effect on the value of one or more Basket Components and, accordingly, on the value of your Notes.

•	No Dividend Payments or Voting Rights—As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of any of the Basket Components would have.

•	Historical Performance of the Basket Components Should Not Be Taken as Any Indication of the Future Performance of the Basket Components Over the Term of the Notes—The historical performance of a Basket Component is not an indication of the future performance of that Basket Component over the term of the Notes. The historical correlation between Basket Components is not an indication of the future correlation between them over the term of the Notes. Therefore, the performance of the Basket Components individually or in comparison to each other over the term of the Notes may bear no relation or resemblance to the historical performance of any of the Basket Components.

•	The Estimated Value of Your Notes is Lower Than the Initial Issue Price of Your Notes—The estimated value of your Notes on the Initial Valuation Date is lower than the initial issue price of your Notes. The difference between the initial issue price of your Notes and the estimated value of the Notes is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

•	The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market—The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

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•	The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions—The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•	The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and Maybe Lower Than the Estimated Value of Your Notes—The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the maturity date could result in a substantial loss to you.

•	The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes—Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial issue date of the Notes. The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•	We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest—We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities

•	Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•	Additional Potential Conflicts—In addition to the variety of roles that we and our affiliates play in connection with the issuance of the Notes described above, we also act as calculation agent and may enter into transactions to hedge our obligations under the Notes. In performing these varied duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

PS–12

•	Taxes—We intend to treat the Notes as subject to the special rules governing variable rate debt instruments for U.S. federal income tax purposes. If the Notes are so treated, U.S. holders will generally be required to include interest on the Notes in income at the time the interest is paid or accrued, depending on the U.S. holder’s method of accounting for tax purposes. However, it is possible that the Notes may be classified as contingent payment debt instruments. If the contingent payment debt instrument rules apply to your Notes, you may be required to accrue an amount of interest during certain periods that may exceed the amount of interest you receive on your Notes for such periods and any gain that you recognize upon the sale, exchange or maturity of the Notes will generally be treated as ordinary income. See “Material U.S. Federal Income Tax Considerations—Alternative Treatments” for a more detailed discussion of these rules.

•	Many Unpredictable Factors, Including Economic and Market Factors, Will Impact the Value of the Notes—In addition to the prices of the Basket Components on any day, the value of the Notes will be affected by a number of unpredictable factors including economic and market factors that interrelate in complex ways and the effect of one factor on the market value of the Notes may either offset or magnify the effect of another factor, including:

•	the performance of the Basket, the performance of each of the Basket Components and the volatility of the prices of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	our financial condition and hedging activities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

INFORMATION REGARDING THE BASKET COMPONENTS

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing each Basket Component can be located by reference to the respective SEC file number specified below.

The summary information below regarding each Basket Component comes from each company’s respective SEC filings. You are urged to refer to the SEC filings made by the relevant company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of the issuer of any of the Basket Components or of any other publicly available information regarding each such issuer.

You should not take the historical prices of any Basket Component as an indication of the future performance the Basket Component. The price of each Basket Component has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the price of any Basket Component during any period shown below is not an indication that the price of such Basket Component is more or less likely to increase or decrease at any time during the life of the Notes.

Neither we nor any of our affiliates make any representation to you as to the performance of any Basket Component. The actual performance of the Basket Components over the life of the Notes may bear little relation to the historical prices shown below.

We obtained the historical trading price information for each Basket Component set forth below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P.

PS–13

AstraZeneca PLC

According to publicly available information, AstraZeneca PLC (“AstraZeneca”), through its subsidiaries, researches, manufactures and sells pharmaceutical and medical products.

Information filed by AstraZeneca with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11960, or its CIK Code: 0000901832. The American Depositary Shares representing the ordinary shares of AstraZeneca are listed on the New York Stock Exchange under the ticker symbol “AZN”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of AstraZeneca’s SEC filings or any other publicly available information regarding AstraZeneca.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of AstraZeneca PLC

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$45.70	$35.50	$37.99
June 30, 2008	$44.57	$39.36	$42.53
September 30, 2008	$49.85	$43.42	$43.88
December 31, 2008	$44.76	$34.10	$41.03
March 31, 2009	$41.60	$30.24	$35.45
June 30, 2009	$45.01	$33.40	$44.14
September 30, 2009	$47.54	$43.01	$44.95
December 31, 2009	$47.00	$43.64	$46.94
March 31, 2010	$50.40	$43.05	$44.72
June 30, 2010	$48.74	$40.91	$47.13
September 30, 2010	$53.41	$47.05	$50.70
December 31, 2010	$53.50	$45.80	$46.19
March 31, 2011	$49.38	$45.40	$46.12
June 30, 2011	$52.40	$46.60	$50.07
September 30, 2011	$51.08	$40.95	$44.36
December 31, 2011	$49.89	$42.53	$46.29
March 31, 2012	$48.58	$44.18	$44.49
June 30, 2012	$46.22	$40.03	$44.75
September 30, 2012	$48.36	$45.01	$47.86
December 31, 2012	$48.90	$44.34	$47.27
March 31, 2013	$50.06	$44.67	$49.98
June 30, 2013	$53.01	$47.22	$47.30
September 30, 2013	$52.08	$47.87	$51.93
December 31, 2013	$59.50	$49.72	$59.37
March 31, 2014	$68.38	$58.51	$64.88
June 30, 2014	$81.09	$62.45	$74.31
September 30, 2014	$76.31	$68.49	$71.44
December 31, 2014	$75.38	$67.15	$70.38
March 31, 2015	$72.70	$64.44	$68.43
April 13, 2015*	$70.16	$68.79	$68.84

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

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The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $68.84.

Historical Performance of AstraZeneca PLC (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

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Baidu, Inc.

According to publicly available information, Baidu, Inc. (“Baidu”) operates an Internet search engine offering algorithmic search, enterprise search, news, MP3, and image searches, voice assistance, online storage, and navigation services.

Information filed by Baidu with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-51469, or its CIK Code: 0001329099. The American Depositary Shares representing the ordinary shares of Baidu are listed on the NASDAQ under the ticker symbol “BIDU”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Baidu’s SEC filings or any other publicly available information regarding Baidu.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of Baidu, Inc.

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$38.19	$20.79	$23.96
June 30, 2008	$37.38	$27.33	$31.30
September 30, 2008	$35.02	$23.12	$24.82
December 31, 2008	$26.56	$10.45	$13.06
March 31, 2009	$18.83	$10.94	$17.66
June 30, 2009	$30.92	$17.48	$30.11
September 30, 2009	$40.29	$27.49	$39.11
December 31, 2009	$44.22	$37.19	$41.12
March 31, 2010	$60.85	$38.65	$59.70
June 30, 2010	$78.30	$60.00	$68.08
September 30, 2010	$103.84	$67.45	$102.62
December 31, 2010	$114.10	$96.22	$96.53
March 31, 2011	$137.81	$99.73	$137.81
June 30, 2011	$152.37	$116.26	$140.13
September 30, 2011	$164.42	$106.91	$106.91
December 31, 2011	$144.62	$105.16	$116.47
March 31, 2012	$150.80	$120.01	$145.77
June 30, 2012	$151.38	$108.62	$114.98
September 30, 2012	$133.98	$104.98	$116.82
December 31, 2012	$114.99	$88.15	$100.29
March 31, 2013	$112.97	$84.24	$87.70
June 30, 2013	$102.99	$83.59	$94.53
September 30, 2013	$155.18	$89.22	$155.18
December 31, 2013	$179.93	$146.54	$177.88
March 31, 2014	$184.64	$150.52	$152.38
June 30, 2014	$186.81	$143.51	$186.81
September 30, 2014	$228.45	$182.30	$218.23
December 31, 2014	$250.34	$199.07	$227.97
March 31, 2015	$233.33	$203.27	$208.40
April 13, 2015*	$218.48	$203.60	$215.40

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–16

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $215.40.

Historical Performance of Baidu, Inc. (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PS–17

BP p.l.c.

According to publicly available information, BP p.l.c. (“BP”) is an oil and petrochemicals company. BP explores for and produces oil and natural gas, refines, markets, and supplies petroleum products, generates solar energy, and manufactures and markets chemicals.

Information filed by BP with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06262, or its CIK Code: 0000313807. The American Depositary Shares representing the ordinary shares of BP are listed on the New York Stock Exchange under the ticker symbol “BP”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of BP’s SEC filings or any other publicly available information regarding BP.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of BP p.l.c.

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$74.99	$59.89	$60.65
June 30, 2008	$76.12	$61.39	$69.57
September 30, 2008	$68.17	$49.14	$50.17
December 31, 2008	$51.26	$39.56	$46.74
March 31, 2009	$49.05	$34.14	$40.10
June 30, 2009	$52.32	$38.90	$47.68
September 30, 2009	$55.39	$45.22	$53.23
December 31, 2009	$59.93	$50.73	$57.97
March 31, 2010	$62.32	$52.43	$57.07
June 30, 2010	$60.57	$26.97	$28.88
September 30, 2010	$41.33	$29.35	$41.17
December 31, 2010	$44.44	$40.00	$44.17
March 31, 2011	$49.25	$43.25	$44.14
June 30, 2011	$46.95	$41.80	$44.29
September 30, 2011	$46.77	$35.73	$36.07
December 31, 2011	$45.50	$35.22	$42.74
March 31, 2012	$47.96	$43.70	$45.00
June 30, 2012	$45.34	$36.46	$40.54
September 30, 2012	$43.86	$39.63	$42.36
December 31, 2012	$43.54	$40.03	$41.64
March 31, 2013	$45.21	$40.19	$42.35
June 30, 2013	$44.07	$40.23	$41.74
September 30, 2013	$43.69	$40.53	$42.03
December 31, 2013	$48.61	$41.54	$48.61
March 31, 2014	$50.67	$46.04	$48.10
June 30, 2014	$53.07	$47.45	$52.75
September 30, 2014	$53.38	$43.95	$43.95
December 31, 2014	$43.68	$34.94	$38.12
March 31, 2015	$41.93	$35.67	$39.11
April 13, 2015*	$41.54	$39.50	$41.23

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–18

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $41.23.

Historical Performance of BP p.l.c. (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PS–19

GlaxoSmithKline plc

According to publicly available information, GlaxoSmithKline plc (“GlaxoSmithKline”) is a research-based pharmaceutical company that develops, manufactures, and markets vaccines, prescription, and over-the-counter medicines, as well as health-related consumer products.

Information filed by GlaxoSmithKline with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-015170, or its CIK Code: 0001131399. The American Depositary Shares representing the ordinary shares of GlaxoSmithKline are listed on the New York Stock Exchange under the ticker symbol “GSK”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of GlaxoSmithKline’s SEC filings or any other publicly available information regarding GlaxoSmithKline.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of GlaxoSmithKline plc

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$54.36	$40.85	$42.43
June 30, 2008	$45.36	$41.39	$44.22
September 30, 2008	$49.03	$42.08	$43.46
December 31, 2008	$43.39	$32.02	$37.27
March 31, 2009	$39.24	$27.27	$31.07
June 30, 2009	$36.56	$29.11	$35.34
September 30, 2009	$40.03	$34.36	$39.51
December 31, 2009	$42.91	$38.72	$42.25
March 31, 2010	$42.97	$37.03	$38.52
June 30, 2010	$39.57	$32.34	$34.01
September 30, 2010	$40.47	$33.78	$39.52
December 31, 2010	$41.86	$38.28	$39.22
March 31, 2011	$39.86	$36.33	$38.41
June 30, 2011	$43.74	$38.78	$42.90
September 30, 2011	$44.91	$38.84	$41.29
December 31, 2011	$45.74	$40.53	$45.63
March 31, 2012	$46.35	$43.73	$44.91
June 30, 2012	$47.29	$43.45	$45.57
September 30, 2012	$47.23	$44.26	$46.24
December 31, 2012	$47.45	$41.90	$43.47
March 31, 2013	$46.91	$43.93	$46.91
June 30, 2013	$53.59	$46.79	$49.97
September 30, 2013	$52.96	$50.17	$50.17
December 31, 2013	$53.68	$49.31	$53.39
March 31, 2014	$56.66	$50.90	$53.43
June 30, 2014	$56.39	$51.55	$53.48
September 30, 2014	$54.52	$45.97	$45.97
December 31, 2014	$47.14	$41.30	$42.74
March 31, 2015	$48.81	$41.68	$46.15
April 13, 2015*	$48.23	$46.69	$48.03

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–20

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $48.03.

Historical Performance of GlaxoSmithKline plc (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PS–21

HSBC Holdings plc

According to publicly available information, HSBC Holdings plc (“HSBC”) is the holding company for the HSBC Group. HSBC and its subsidiaries provide a variety of international banking and financial services, including retail and corporate banking, trade, trusteeship, securities, custody, capital markets, treasury, private and investment banking, and insurance.

Information filed by HSBC with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-014930, or its CIK Code: 0001089113. The American Depositary Shares representing the ordinary shares of HSBC are listed on the New York Stock Exchange under the ticker symbol “HSBC”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of HSBC’s SEC filings or any other publicly available information regarding HSBC.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of HSBC Holdings plc

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$75.19	$63.36	$74.65
June 30, 2008	$79.52	$69.43	$69.57
September 30, 2008	$76.21	$65.24	$73.32
December 31, 2008	$74.86	$41.32	$44.15
March 31, 2009	$44.96	$22.00	$28.22
June 30, 2009	$45.46	$29.51	$41.77
September 30, 2009	$59.53	$39.87	$57.35
December 31, 2009	$63.95	$54.90	$57.09
March 31, 2010	$59.32	$50.31	$50.69
June 30, 2010	$54.97	$44.37	$45.59
September 30, 2010	$53.74	$45.70	$50.59
December 31, 2010	$56.92	$50.56	$51.04
March 31, 2011	$58.99	$50.00	$51.80
June 30, 2011	$54.73	$48.24	$49.62
September 30, 2011	$50.51	$37.61	$38.04
December 31, 2011	$45.40	$35.83	$38.10
March 31, 2012	$45.87	$38.26	$44.39
June 30, 2012	$45.96	$38.69	$44.13
September 30, 2012	$47.65	$39.69	$46.46
December 31, 2012	$53.07	$46.99	$53.07
March 31, 2013	$57.12	$52.83	$53.34
June 30, 2013	$58.61	$50.68	$51.90
September 30, 2013	$57.97	$52.20	$54.26
December 31, 2013	$56.51	$53.01	$55.13
March 31, 2014	$55.96	$49.23	$50.83
June 30, 2014	$53.23	$50.29	$50.80
September 30, 2014	$54.29	$50.60	$50.88
December 31, 2014	$51.43	$46.46	$47.23
March 31, 2015	$47.31	$41.55	$42.59
April 13, 2015*	$45.27	$42.92	$45.27

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–22

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $45.27.

Historical Performance of HSBC Holdings plc (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PS–23

SAP SE

According to publicly available information, SAP SE (“SAP”) is a multinational software company that develops business software, including e-business and enterprise management software, consults on organizational usage of its applications software, and provides training services.

Information filed by SAP with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14251, or its CIK Code: 0001000184. The American Depositary Shares representing the ordinary shares of SAP are listed on the New York Stock Exchange under the ticker symbol “SAP”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of SAP’s SEC filings or any other publicly available information regarding SAP.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of SAP SE

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$51.93	$45.77	$49.57
June 30, 2008	$55.20	$48.72	$52.11
September 30, 2008	$58.98	$51.40	$53.43
December 31, 2008	$51.85	$29.70	$36.22
March 31, 2009	$38.61	$31.69	$35.29
June 30, 2009	$44.87	$35.73	$40.19
September 30, 2009	$51.70	$37.87	$48.87
December 31, 2009	$52.37	$44.28	$46.81
March 31, 2010	$50.64	$42.81	$48.17
June 30, 2010	$49.93	$41.59	$44.30
September 30, 2010	$49.84	$43.54	$49.31
December 31, 2010	$54.08	$46.93	$50.61
March 31, 2011	$61.67	$48.76	$61.36
June 30, 2011	$68.31	$58.19	$60.65
September 30, 2011	$64.50	$48.71	$50.62
December 31, 2011	$62.72	$48.39	$52.95
March 31, 2012	$72.31	$53.25	$69.82
June 30, 2012	$70.97	$55.24	$59.36
September 30, 2012	$72.90	$55.50	$71.33
December 31, 2012	$81.21	$69.05	$80.38
March 31, 2013	$84.58	$77.38	$80.54
June 30, 2013	$83.11	$71.45	$72.83
September 30, 2013	$76.94	$70.27	$73.92
December 31, 2013	$87.14	$70.94	$87.14
March 31, 2014	$85.45	$74.87	$81.31
June 30, 2014	$81.77	$74.21	$77.00
September 30, 2014	$82.30	$72.16	$72.16
December 31, 2014	$71.70	$64.14	$69.65
March 31, 2015	$73.53	$63.56	$72.17
April 13, 2015*	$73.33	$72.41	$72.80

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–24

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $72.80.

Historical Performance of SAP SE (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PS–25

Sanofi

According to publicly available information, Sanofi (“Sanofi”) is a global pharmaceutical company that researches, develops and manufactures prescription pharmaceuticals and vaccines.

Information filed by Sanofi with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31368, or its CIK Code: 0001121404. The American Depositary Shares representing the ordinary shares of Sanofi are listed on the New York Stock Exchange under the ticker symbol “SNY”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Sanofi’s SEC filings or any other publicly available information regarding Sanofi.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of Sanofi

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$48.78	$35.46	$37.54
June 30, 2008	$39.61	$32.18	$33.23
September 30, 2008	$37.00	$31.50	$32.87
December 31, 2008	$33.76	$25.38	$32.16
March 31, 2009	$32.69	$25.02	$27.93
June 30, 2009	$33.62	$26.16	$29.49
September 30, 2009	$37.76	$28.90	$36.95
December 31, 2009	$40.38	$36.20	$39.27
March 31, 2010	$41.55	$35.51	$37.36
June 30, 2010	$37.50	$28.47	$30.06
September 30, 2010	$34.02	$28.26	$33.25
December 31, 2010	$36.31	$30.52	$32.23
March 31, 2011	$36.20	$31.87	$35.22
June 30, 2011	$40.58	$35.68	$40.17
September 30, 2011	$40.40	$31.50	$32.80
December 31, 2011	$37.48	$31.72	$36.54
March 31, 2012	$38.92	$35.32	$38.75
June 30, 2012	$39.29	$33.44	$37.78
September 30, 2012	$44.61	$36.81	$43.06
December 31, 2012	$47.63	$42.60	$47.38
March 31, 2013	$51.08	$45.30	$51.08
June 30, 2013	$55.64	$49.77	$51.51
September 30, 2013	$53.24	$47.64	$50.63
December 31, 2013	$54.00	$48.75	$53.63
March 31, 2014	$52.54	$47.77	$52.28
June 30, 2014	$54.54	$51.23	$53.17
September 30, 2014	$57.29	$50.89	$56.43
December 31, 2014	$55.88	$44.40	$45.61
March 31, 2015	$51.12	$44.00	$49.44
April 13, 2015*	$52.35	$49.93	$51.87

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–26

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $51.87.

Historical Performance of Sanofi (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PS–27

Deutsche Bank AG

According to publicly available information, Deutsche Bank AG (“Deutsche Bank”) is a global financial service that provides a broad range of services across commercial, investment, private and retail banking.

Information filed by Deutsche Bank with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15242, or its CIK Code: 0001159508. The American Depositary Shares representing the ordinary shares of Deutsche Bank are listed on the New York Stock Exchange under the ticker symbol “DB”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of Deutsche Bank’s SEC filings or any other publicly available information regarding Deutsche Bank.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of Deutsche Bank AG

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of this Basket Component during the periods indicated below. These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2008	$113.21	$92.60	$99.17
June 30, 2008	$107.18	$74.87	$74.87
September 30, 2008	$84.94	$59.82	$63.85
December 31, 2008	$65.15	$20.02	$35.69
March 31, 2009	$39.00	$18.66	$35.66
June 30, 2009	$60.75	$36.28	$53.51
September 30, 2009	$68.41	$50.78	$67.34
December 31, 2009	$74.35	$61.42	$62.20
March 31, 2010	$68.97	$50.79	$67.43
June 30, 2010	$71.68	$47.62	$49.26
September 30, 2010	$65.34	$49.56	$52.28
December 31, 2010	$56.54	$45.65	$49.54
March 31, 2011	$62.47	$49.87	$56.22
June 30, 2011	$62.17	$53.17	$56.39
September 30, 2011	$58.12	$28.16	$32.94
December 31, 2011	$45.03	$30.78	$36.04
March 31, 2012	$49.65	$32.02	$47.39
June 30, 2012	$47.57	$31.80	$34.43
September 30, 2012	$42.16	$26.02	$37.74
December 31, 2012	$44.35	$38.27	$42.16
March 31, 2013	$50.16	$37.19	$37.24
June 30, 2013	$46.46	$36.64	$39.93
September 30, 2013	$46.73	$39.07	$43.67
December 31, 2013	$48.37	$42.99	$45.92
March 31, 2014	$51.77	$41.21	$42.67
June 30, 2014	$43.81	$35.18	$35.18
September 30, 2014	$36.56	$32.60	$34.86
December 31, 2014	$34.82	$29.60	$30.02
March 31, 2015	$35.18	$27.93	$34.73
April 13, 2015*	$36.06	$34.98	$34.98

*	For the period commencing on April 1, 2015 and ending on April 13, 2015

PS–28

The following graph sets forth the historical performance of the common stock of this Basket Component based on the daily Closing Price from January 1, 2008 through April 13, 2015. The Closing Price of one share of this Basket Component on April 13, 2015 was $34.98.

Historical Performance of Deutsche Bank AG (American Depositary Shares)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent commits to take and pay for all of the Notes, if any are taken.

PS–29